                                                                    EXHIBIT 12.1


                                  TIME WARNER
                      RATIO OF EARNINGS TO FIXED CHARGES
                         (IN MILLIONS, EXCEPT RATIOS)

                                                                                                    HISTORICAL
                                                                               ----------------------------------------------------
                                                                                SIX MONTHS
                                                      PRO FORMA                   ENDED
                                         -----------------------------------     JUNE 30,            YEARS ENDED DECEMBER 31,
                                         SIX MONTHS ENDED     YEAR ENDED       -----------   --------------------------------------
                                         JUNE 30, 1996(a) DECEMBER 31, 1995(a) 1996   1995    1995    1994    1993    1992    1991
                                         ----------------  -----------------   ----   ----   ------  ------  ------  ------  ------
EARNINGS:
Net income (loss) before income taxes
  and extraordinary item..............         $(126)           $  (98)        $(80)  $ 33   $    2  $   89  $   81  $  320  $   52
Interest expense......................           533             1,089          471    429      877     769     698     729     912
Amortization of capitalized interest..            10                15            1      2        2       2      --      19      23
Portion of rents representative of an
  interest factor.....................            44                91           29     26       57      52      54      85      78
Preferred stock dividend requirements
  of majority-owned subsidiaries......            36                67           36     --       11      --      --      --      --
Adjustment for partially-owned
  subsidiaries and 50%-owned
  companies...........................           396               649          396    356      691     665     663      97      73
Undistributed losses of less than 50%-
  owned companies.....................            17               104           30     34      117      82      47      56      56
                                         ----------------  -----------------   ----   ----   ------  ------  ------  ------  ------
    Total earnings....................         $ 910            $1,917         $883   $880   $1,757  $1,659  $1,543  $1,306  $1,194
                                         ================  =================   ====   ====   ======  ======  ======  ======  ======

FIXED CHARGES:
Interest expense......................         $ 533            $1,089         $471   $429   $  877  $  769  $  698  $  729  $  912
Capitalized interest..................            11                21            2      2        4       2      --      15      17
Portions of rents representative of an
  interest factor.....................            44                91           29     26       57      52      54      85      78
Preferred stock dividend requirements
  of majority-owned subsidiaries......            36                67           36     --       11      --      --      --      --
Adjustment for partially-owned
  subsidiaries and 50%-owned
  companies...........................           305               655          305    359      697     668     664      81      45
                                         ----------------  -----------------   ----   ----   ------  ------  ------  ------  ------
    Total fixed charges...............         $ 929            $1,923         $843   $816   $1,646  $1,491  $1,416  $  910  $1,052
                                         ================  =================   ====   ====   ======  ======  ======  ======  ======
Ratio of earnings to fixed charges
  (deficiency in the coverage of fixed
  charges by earnings before fixed
  charges)............................         $ (19)           $   (6)         1.0x   1.1x     1.1x    1.1x    1.1x    1.4x    1.1x
                                         ================  =================   ====   ====   ======  ======  ======  ======  ======

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(a)  The pro forma ratio of earnings to fixed charges of Time Warner for the six months ended June 30, 1996 gives effect to the Series K Refinancing, the 1996 Convertible Debt Refinancing and the TBS Transaction as if the transactions occurred at the beginning of 1995. The pro forma ratio of earnings to fixed charges of Time Warner for the year ended December 31, 1995 gives effect to the ITOCHU/Toshiba Transaction, the Cable
     Transactions, the Debt Refinancings, the Asset Sale Transactions, and the TBS Transaction as if the transactions occurred at the beginning of such period.